UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 23, 1998


                             CARRIAGE SERVICES, INC.
             (Exact name of registrant as specified in its charter)


     DELAWARE                       1-11961                     76-0423828
(State of Incorporation)   (Commission File Number)        (I.R.S. Employer
                                                           Identification No.)


      1300 POST OAK BLVD., SUITE 1500, HOUSTON, TX               77056
         (Address of principal executive offices)             (Zip Code)


                                 (281) 556-7400
              (Registrant's telephone number, including area code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   Effective October 23, 1998 and November 6, 1998, Carriage Services, Inc. (the "Company"), through its wholly owned subsidiaries, completed a series of acquisitions involving seven funeral homes. These included the Company's acquisition of all outstanding shares of common stock of Forastiere Funeral Home, Inc., which operates six funeral homes in Massachusetts; the Company's acquisition of substantially all of the operating assets of Colwick Service Corp., which owns and manages the real property of the six funeral homes operated by Forastiere Funeral Home, Inc.; and the Company's acquisition of substantially all of the operating assets of Braun-Everiss-Wagley Funeral Home, Inc., which operates one funeral home in Adrian, Michigan. These acquisitions are referred to as the "Acquired Business." The consideration for the acquisitions consisted primarily of 152,420 shares of the Company's Class A Common Stock, cash of approximately $11.4 million and deferred purchase price having a present value of approximately $1.3 million. The consideration was determined through negotiations between the Company and representatives of the Acquired Business. In connection with this acquisition, the Company entered into customary employment, consulting and non-compete agreements with certain employees and former owners of the Acquired Business. The acquisition will be accounted for under the purchase method of accounting for financial reporting purposes.

   The Company is not aware of any pre-existing material relationships between
(i) the Acquired Business or any if its shareholders, on the one hand, and (ii) the Company, any of the Company's affiliates, directors and officers or any associate of such directors and officers, on the other.

   The Company also completed the acquisition of several other businesses (the "Other Acquisitions") since January 1, 1998. None of the Other Acquisitions (other than ones previously filed on Form 8-K) is believed to be individually material to the results of operations or financial condition of the Company. However, the acquisition of the Acquired Business and the acquisition of the Other Acquisitions requires the filing of financial statements and pro forma financial information pursuant to Rules 3-05(b)(1)(i) and 11-01(c) of Regulation S-X to the extent such businesses would collectively constitute a "significant subsidiary" under such Rules.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

   (A) FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED

       The Company believes that it is impractical to provide financial statements of the Acquired Business on the date of this filing, and will, if required, file such financial statements when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

   (B) PRO FORMA FINANCIAL INFORMATION

       The Company believes that it is impractical on the date of this filing to provide pro forma financial information reflecting the Company's acquisitions, and the Company will, if required, file such financial information when available but not later than 60 days after the date on which this Current Report on Form 8-K must be filed.

   (C) EXHIBITS.        None


                                   SIGNATURES

   Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      CARRIAGE SERVICES, INC.


Dated:  November 6, 1998              By: /s/ THOMAS C. LIVENGOOD
                                              Thomas C. Livengood
                                              Executive Vice President and
                                              Chief Financial Officer


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